SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

(212) 351-7000

Registrant’s telephone number, including area code

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 8.01.            OTHER EVENTS.

As previously disclosed, in June 2002 Monster Worldwide, Inc. (the “Company”) agreed to grant Andrew J. McKelvey, its Chairman and CEO, permission to hedge 2.5 million of his personal holdings of the Company’s common stock.  These transactions provided for an expiration date of June 28, 2005.  The Company has granted Mr. McKelvey permission to enter into new hedging transactions with respect to 2.7 million of his shares, including the same 2.5 million shares that were the subject of the June 2002 hedging transactions.  It is currently anticipated that the new hedge will terminate on June 1, 2008.  The new hedge has a fixed collar established on the date the hedge was entered into with a floor of 80% and a ceiling of 159% of the common stock price on the date of the hedge.  The hedging transactions will permit cash settlement.  The Company is not a party to the hedging transactions.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: June 30, 2005